                                                                    Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the National HealthCare Corporation 2005 Stock Option, Employee Stock Purchase, Physician Stock Purchase & Stock Appreciation Rights Plan and 2004 Non-Qualified Stock Option Plan of our reports dated February 9, 2004, with respect to the 2003 and 2002 consolidated financial statements and schedule of National HealthCare corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP


Nashville, Tennessee
November 2, 2005